UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _____)

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Soliciting Material under § 240.14a-12

Waste Connections, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
WASTE CONNECTIONS, INC.

To our shareholders,

You are receiving this notification as Waste Connections, Inc. (the “Company”) has decided to use the notice and access model for delivery of meeting materials to its shareholders. Under notice and access, shareholders still receive a voting instruction form enabling them to vote at the Company’s meeting (the “Meeting”). However, instead of a paper copy of the Management Information Circular and Proxy Statement (the “Proxy Statement”), the Annual Report and the Annual Report on Form 10-K, shareholders receive this notice with information on how they may access such materials electronically. The use of this alternative means of delivery is more environmentally friendly as it will help reduce paper use and also will reduce the cost of printing and mailing materials to shareholders.

MEETING DATE AND LOCATION

WHEN:	Friday, May 17, 2019	WHERE:	Waste Connections, Inc.
	8:00 a.m. (Central Time)		3 Waterway Square Place, Suite 110
The Woodlands, Texas 77380 U.S.A.

SHAREHOLDERS WILL BE ASKED TO CONSIDER AND VOTE ON THE FOLLOWING MATTERS:

	Item of Business	Highlights	Board Vote Recommendation
1	Election of Directors of Waste Connections, Inc.	Election of the directors of the Company, to hold office until the 2020 Annual Meeting of Shareholders of the Company or until their respective successors are duly elected or appointed. Additional information about the directors may be found in the “Election of Directors” section of the Proxy Statement.	FOR EACH DIRECTOR NOMINEE
2	Advisory Vote on Named Executive Officer Compensation (“Say on Pay”)	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the Proxy Statement. Additional information may be found in the “Advisory Vote on Named Executive Officer Compensation (“Say on Pay”)” section of the Proxy Statement.	FOR
3	Appointment of Independent Registered Public Accounting Firm	Appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm until the close of the 2020 Annual Meeting of Shareholders of the Company and authorization of the Company’s Board of Directors to fix the remuneration of the independent registered public accounting firm. Additional information may be found in the “Appointment of Independent Registered Public Accounting Firm and Authorization of the Board of Directors to Fix the Remuneration of the Independent Registered Public Accounting Firm” section of the Proxy Statement.	FOR
4	Approval of a Special Resolution Empowering and Authorizing the Board of Directors to Fix the Number of Directors	Approval of a special resolution empowering and authorizing the Board of Directors to fix the number of directors of the Company to be elected from time to time, allowing the Board of Directors to appoint one or more directors between annual meetings to hold office for a term expiring not later than the close of the next annual meeting of shareholders. Additional information may be found in the “Approval of a Special Resolution Empowering and Authorizing the Board of Directors to Fix the Number of Directors” section of the Proxy Statement.	FOR

	Item of Business	Highlights	Board Vote Recommendation
5	Shareholder Proposal	Proposal requesting that the Board of Directors disclose to shareholders, among other matters, a formal written diversity policy and report regarding the representation of women in the Company. Additional information may be found in the “Shareholder Proposal” section of the Proxy Statement.	AGAINST
6	Other business	Shareholders may be asked to consider other business that may properly come before the Meeting or any adjournment or postponement thereof. Management is not aware of any other items of business at this time.	N/A

The record date for the Meeting is March 21, 2019. The record date is the date for the determination of the registered holders of common shares entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement.

SHAREHOLDERS ARE REMINDED TO VIEW OUR MEETING MATERIALS PRIOR TO VOTING.

WEBSITES WHERE MEETING MATERIALS ARE POSTED

Meeting materials can be viewed online at www.sedar.com and www.sec.gov, in addition to our website:

2019 Management Information Circular and Proxy Statement: http://wasteconnections.investorroom.com/proxy-information

2018 Annual Report: http://wasteconnections.investorroom.com/proxy-information

Annual Report on Form 10-K for Fiscal Year Ended December 31, 2018 (including financial statements and management’s discussion and analysis): http://wasteconnections.investorroom.com/proxy-information

All shareholders who have requested to receive our annual report will receive a paper copy of our annual report.

HOW TO OBTAIN PAPER COPIES OF THE MEETING MATERIALS

You may request that paper copies of the meeting materials be sent to you by mail at no cost. Requests may be made up to one year from the date that our Management Information Circular and Proxy Statement was filed on SEDAR, online at www.proxyvote.com or by telephone at 1-877-907-7643 and entering the 16-digit control number located on the voting instruction form or notification letter and following the instructions provided. Requests should be received at least five business days in advance of the date and time set out in your voting instruction form as a voting deadline if you would like to receive the meeting materials in advance of the proxy voting deadline and the meeting date.

VOTING

You should return your voting instruction form using one of the following methods at least one business day in advance of the proxy deadline noted on your voting instruction form:

Canadian Investors:

INTERNET:	www.proxyvote.com
TELEPHONE:	1-800-474-7493 (ENGLISH) OR 1-800-474-7501 (FRENCH)
FACSIMILE:	905-507-7793
MAIL:	DATA PROCESSING CENTRE
P.O. BOX 3700, STN INDUSTRIAL PARK
MARKHAM ON, L3R 9Z9 CANADA

U.S. Investors:

INTERNET:	www.proxyvote.com
TELEPHONE:	1-800-454-8683
MAIL:	PROXY SERVICES
PO BOX 9104
FARMINGDALE NY 11735-9533

Shareholders with questions about notice and access can call toll-free at 1-855-887-2244.